UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2004

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on August 25, 2004 in Netopia, Inc.’s (“Netopia”) Form 8-K, Netopia’s common stock is subject to delisting from The Nasdaq Stock Market because Netopia has not filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004. Netopia’s common stock currently trades under the symbol NTPAE, reflecting Nasdaq’s convention for companies making delayed public filings. Although Netopia had requested an oral hearing before the Nasdaq Listing Qualifications Panel to seek an extension of time before its common stock is delisted in order to file the Form 10-Q, Netopia now has withdrawn such request and has requested a decision on the basis of its written submissions.

Because of the ongoing review by Netopia’s audit committee described below, the resignation of KPMG LLP (“KPMG”) described below as Netopia’s auditors and the need for Netopia to engage new auditors, Netopia is unable to determine at this time when the restatements described below in Item 4.02 will be completed or when the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 or any future quarterly or annual reports will be filed with the Securities and Exchange Commission. As a result, Netopia believes that it is likely that its common stock will be delisted from The Nasdaq Stock Market in the near future.

Item 4.01. Changes in Registrant’s Certifying Accountant

On September 10, 2004, the KPMG partner in charge of its engagement as the independent registered public accounting firm for Netopia orally informed the Chairman of Netopia’s audit committee that KPMG was resigning such engagement effective as of such date.

The reports of KPMG on Netopia’s consolidated financial statements for the fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2003 and 2002, and the subsequent interim period from October 1, 2003 through September 10, 2004, (i) there were no disagreements between Netopia and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements for such periods, other than as described in item (1) in the next paragraph and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, other than as described in item (2) in the next paragraph.

(1) Prior to KPMG’s resignation, KPMG requested on September 8, 2004 that Netopia’s audit committee provide KPMG with certain information, and the audit committee and KPMG were engaged in an ongoing discussion concerning such information, which consists of documents over which the Company had asserted privilege as a basis for not providing KPMG with access to such documents. This matter had not been resolved at the time of KPMG’s resignation. According to KPMG, if all or some portion of such information were not provided as requested, KPMG’s auditors’ report would have included an audit scope limitation with respect to this matter. (2) Prior to its resignation, KPMG had advised the Netopia audit committee that information provided by the audit committee, if further investigated, (i) might materially impact the fairness or reliability of its previously issued audit reports and the underlying financial statements and (ii) might cause it to be unwilling to rely on management’s representations. Because KPMG resigned before conducting such further investigation, it did not reach any conclusions and accordingly they were not resolved to KPMG’s satisfaction at the time of its resignation.

Prior to September 10, 2004, KPMG had not previously advised management or Netopia’s audit committee of its intention to resign its engagement as Netopia’s independent registered public accounting firm. The resignation was not sought or recommended by Netopia’s audit committee. The audit committee has commenced an immediate search for a new independent accountant.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed on August 17, 2004 in Netopia’s filing on Form 12b-25, Netopia has delayed the filing of its Quarterly Report on Form 10-Q for the third fiscal quarter ended June 30, 2004 due to an ongoing review by Netopia’s audit committee of Netopia’s accounting and reporting practices, including the appropriateness and/or timing of revenue recognition of software license fees in two transactions with a single software reseller customer. Although the overall audit committee review is not yet complete, the review relating to these two transactions is complete, and Netopia determined on September 14, 2004 that Netopia will restate its financial statements for the fiscal quarter ended June 30, 2002 and for each subsequent fiscal quarter and fiscal year through March 30, 2004 and will revise previously released preliminary financial results for the quarter ended June 30, 2004. Accordingly, the previously filed financial statements for such periods should no longer be relied upon. At the time of KPMG’s resignation discussed above in Item 4.01, KPMG also advised Netopia that, based on information provided to KPMG by Netopia’s audit committee, in KPMG’s view, the audited financial statements for the fiscal year ended September 30, 2003 should no longer be relied upon.

The known restatements principally involve expected adjustments to Netopia’s results of operations and balance sheet arising out of questions regarding the appropriateness and/or timing of revenue recognition relating to two software license transactions with a single software reseller customer that are described below.

2003 Software Reseller Transaction

In one of the software license transactions, Netopia recorded in the fourth fiscal quarter of the fiscal year ended September 30, 2003 an account receivable of $750,400 and recognized $670,000 of Web platform license revenue, together with $80,400 of deferred revenue for maintenance services related to this license sale. It is anticipated that the restatements will include the elimination of the $670,000 of Web platform license revenue recorded in such fourth fiscal quarter, the elimination of the $80,400 of deferred revenue to be recognized in subsequent quarters, and the elimination of the account receivable from Netopia’s balance sheet as of September 30, 2003. It is also anticipated that Netopia will file a Form 10K/A for the fiscal year ended September 30, 2003 to reflect these changes. It is further anticipated that Netopia will file Forms 10Q/A for (i) the fiscal quarter ended December 31, 2003 to reflect the elimination of $20,100 in Web platform maintenance services revenue recognized in the unaudited condensed consolidated statement of operation for such quarter related to this transaction, and to eliminate the account receivable of $750,400 and deferred revenue of $60,300 shown on the unaudited condensed consolidated balance sheet for such quarter and (ii) the fiscal quarter ended March 31, 2004 to reflect the elimination of $20,100 in Web platform maintenance services revenue recognized in the unaudited condensed consolidated statement of operations for such quarter related to this transaction, and to eliminate the account receivable of $750,400 and deferred revenue of $40,200 shown on the unaudited condensed consolidated balance sheet for such quarter. It is also anticipated that these Forms 10-Q/A will include additional changes related to the 2002 Software Reseller Transaction described below.

As previously disclosed on July 22, 2004 in Netopia’s filing on Form 8-K, Netopia announced that its operating expenses for the third fiscal quarter ended June 30, 2004 would include a specific bad debt charge of the full amount ($750,400) of the previously recorded account receivable relating to this transaction. Due to the restatements described above, there will be no bad debt charge for the third fiscal quarter.

On August 26, 2004, Netopia received a payment of $337,500 from the software reseller customer. Netopia currently is determining the proper accounting treatment for this payment.

2002 Software Reseller Transaction

In the third fiscal quarter of the fiscal year ended September 30, 2002, Netopia also entered into a Web platform software license with the same software reseller and recognized revenue of approximately $1.5 million in that quarter. Netopia collected approximately half of the related account receivable in that quarter and the remaining half in the next quarter. It is anticipated that the restatements will include (i) the elimination of approximately $750,000 of Web platform software license revenue recorded in the third fiscal quarter of the fiscal year ended September 30, 2002 and (ii) the recognition of approximately $632,000 of the amount previously recognized in the third fiscal quarter in the subsequent fiscal quarter (i.e., the fourth fiscal quarter of the fiscal year ended September 30, 2002). It is also anticipated that Netopia will file a Form 10K/A for the fiscal year ended September 30, 2002 to reflect these changes. The remainder of the previously recognized license revenue, approximately $118,000, is anticipated to be recognized as maintenance services revenue in the fourth fiscal quarter of the fiscal year ended September 30, 2003 and the first three fiscal quarters of the fiscal year ending September 30, 2004, and included in deferred revenue on Netopia’s balance sheets as of September 30, 2002 and September 30, 2003. It is further anticipated that, in the Form 10K/A for the fiscal year ended September 30, 2003 and the Forms 10-Q/A for the fiscal quarters ended December 31, 2003 and March 31, 2004, for each quarter Netopia will reflect the addition of approximately $30,000 in Web platform maintenance services revenue related to this transaction.

Prior to the resignation of KPMG described above in Item 4.01 above, Netopia’s audit committee discussed with KPMG the general nature of the 2003 and 2002 transactions described above as well as the possibility of the need to restate Netopia’s financial statements. However, the restatements described above have not been reviewed by KPMG and are subject to audit by the new independent accountants to be retained by Netopia’s audit committee.

The following table summarizes the adjustments described above in this Item 4.02.

Fiscal Quarter Ended	FY02		FY03				FY04
	(000’s)
	June 30, 2002	September 30, 2002	December 31, 2002	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003	March 31, 2004	Q3 FY04	Cumulative Effect
Net Income as Reported	$(4,866)	$(15,774)	$(3,938)	$(3,126)	$(1,478)	$222	$1,130	$(1,635)
Reversal of revenue	(750)	—	—	—	—	(670)	(20)	(20)	—	(1,460)
Recognition of revenue	—	632	—	—	—	27	30	30	30	749 *
Reversal of expenses related to revenue	90	—	—	—	—	35	—	—	—	125
Recognition of expenses related to revenue		(90)	—	—	—	—	—	—	(35)	(125)

Net Income as Adjusted	$(5,526)	$(15,232)	$(3,938)	$(3,126)	$(1,478)	$(386)	$1,140	$(1,625)	$(5)	$(711)
Basic or diluted earnings (loss) per share as Reported	$(0.26)	$(0.84)	$(0.21)	$(0.16)	$(0.08)	$0.01	$0.04	$(0.07)
Basic or diluted earnings (loss) per share as Adjusted	$(0.30)	$(0.81)	$(0.21)	$(0.16)	$(0.08)	$(0.02)	$0.04	$(0.07)
Shares used in basic or diluted per share calculation as Reported	18,648	18,822	18,906	19,163	19,370	22,646	26,091	23,536
Shares used in basic or diluted per share calculation as Adjusted	18,648	18,822	18,906	19,163	19,370	20,790	26,091	23,536

*	On August 26, 2004, Netopia received $337,500 from the software reseller customer. Netopia currently is reviewing the proper accounting treatment for this payment.

Netopia has been advised by the Securities and Exchange Commission that it has commenced an informal inquiry to determine whether the federal securities laws have been violated. As previously disclosed on August 17, 2004 in Netopia’s filing on Form 12b-25, Netopia’s audit committee is seeking to resolve the matter as quickly as possible and intends to continue to cooperate fully with the appropriate regulatory authorities. As previously disclosed, Netopia and certain of its officers and directors have been named in various purported class action lawsuits. These purported class action lawsuits are in their early stages and Netopia intends to defend them vigorously. Netopia and certain of its officers and directors have also been named in purported derivative actions.

Portions of the disclosure contained in this Form 8-K that are not statements of historical fact may include forward-looking statements. Statements regarding Netopia’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the need to restate financial statements of Netopia and the impact of any restatement on Netopia’s financial condition or results of operation for any prior or future period. Defending against the existing and potential securities class action litigation relating to the restatement of Netopia’s consolidated financial statements will likely require significant attention and resources of management and, regardless of the outcome, result in significant legal expenses. If Netopia’s defenses ultimately are unsuccessful, or if Netopia is unable to achieve a favorable settlement, Netopia could be liable for large damage awards that could seriously harm Netopia’s business and results of operations.

In addition, responding to the informal inquiry commenced by the Securities and Exchange Commission described above could require significant diversion of management’s attention and resources in the future. For example, if the Securities and Exchange Commission elects to pursue an enforcement action, the defense against this type of action could be costly and require additional management resources. If Netopia is unsuccessful in defending against this or other investigations or proceedings, Netopia may face civil or criminal penalties that would seriously harm Netopia’s business and results of operations.

Netopia provided KPMG with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in both Item 4.01 and this Item 4.02 of this Form 8-K. Netopia will file such letter from KPMG with the Securities and Exchange Commission by amending this Form 8-K promptly following the receipt of such letter.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Press Release dated September 16, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: September 16, 2004	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 16, 2004